Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C.SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the report of Fresenius Medical Care AG & Co. KGaA (the Company) on Form 6-K furnished for the month of May 2023 containing its unaudited financial statements as of March 31, 2023 and for the three-month periods ending March 31, 2023 and 2022, as submitted to the Securities and Exchange Commission on the date hereof (the Report), the undersigned, Helen Giza, Chief Executive Officer, Chair of the Management Board of Fresenius Medical Care Management AG, the general partner of the Company, and acting Chief Financial Officer certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ HELEN GIZA
Helen Giza
Chief Executive Officer, Chair of the Management Board of the General Partner and acting Chief Financial Officer

May 9, 2023